UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-33393	94-3306718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-9024

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Company has obtained US$0.5 million in debt funding from Toucan Partners pursuant to a Loan Agreement and Promissory Note (the “Note”). The Note is an unsecured obligation of the Company. The term of the Note is six months, the interest rate is 12% per year, and the Note carries 10% warrant coverage (i.e., the aggregate exercise consideration of the Warrant will be equal to ten percent of the financing). The Warrant will be exercisable for common stock of the company at a price of $0.40 (the “Warrant“). The Warrant is exercisable immediately, and will expire 5 years from the date of issuance. The Note may be prepaid at the discretion of the Company at any time prior to maturity, without any prepayment penalty; however, prepayment will not affect the Warrant.

The Company granted Toucan Partners piggyback registration rights for any shares of the Company’s common stock issued under the Note. The Note also contains customary representations, warranties and covenants.

The Company will use the proceeds from the Note for operating expenses and other obligations of the Company. The proceeds will fund the Company’s cash needs into January, 2009. The Company remains in an advanced stage of negotiations with several different providers for additional near-term funding and longer term funding, which it hopes to complete by the end of first quarter 2009.

The Company will need to raise additional capital to fund its clinical trials and other operating activities and to repay indebtedness in due course. Shareholders should be aware that if the Company’s capital raising efforts are unsuccessful, this will have a material adverse effect on the Company’s financial position and operations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 3.02 by this reference. The Company claims exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of the Company’s common stock issuable pursuant to the warrants issued to Toucan Partners under Section 4(2) of the Securities Act and/or Regulation D thereunder, as transactions not involving any public offering. Toucan Partners represented and warranted in the warrants that it is an “accredited investor,” as defined under the Securities Act. The Company claims this exemption on the basis that (i) Toucan Partners represented that they intend to acquire any shares of common stock issued pursuant to the warrants for investment only and not with a view to the distribution thereof and that it has received adequate information about the Company or had access to such information and (ii) appropriate legends will be affixed to any stock certificates issued to Toucan Partners pursuant to the warrants.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 23, 2008: Northwest Secures US$0.5 Million Debt Financing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Biotherapeutics, Inc.

By: /s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer

Date: December 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 23, 2008: Northwest Secures US$0.5 Million Debt Financing